Exhibit 99.1

UGI and AmeriGas Partners, L.P. Complete Merger Transaction

VALLEY FORGE, Pa., August 21, 2019 – UGI Corporation (NYSE: UGI; “UGI”) and AmeriGas Partners, L.P. (NYSE: APU; “AmeriGas”) successfully completed the merger transaction that was announced on April 2, 2019. UGI acquired the approximately 69.2 million public common units of AmeriGas it did not already own in completing the buy-in of AmeriGas, the nation’s largest retail propane marketer.

John L. Walsh, president and chief executive officer of UGI, said, “We are pleased to announce the completion of this transaction, which fully consolidates our ownership of AmeriGas and creates a platform for future cash flow and earnings growth for UGI. The transaction enables us to build on our successful 60-year history in U.S. propane distribution. Additionally, the merger presents an opportunity to further align our LPG distribution operations across the U.S. and Europe to drive efficiencies and accelerate growth. Lastly, I would like to welcome the AmeriGas unitholders to UGI. We look forward to being exceptional stewards of your capital.”

The closing follows approval of the transaction by AmeriGas’ unitholders at a special meeting held earlier today. Approximately 93% of the AmeriGas common units represented in person or by proxy at the special meeting, and approximately 60% of the total number of AmeriGas common units outstanding, were voted in favor of the merger transaction. Effective after the end of trading today, AmeriGas’ common units will no longer trade on the New York Stock Exchange.

About UGI Corporation

UGI Corporation is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes LPG both domestically (through AmeriGas) and internationally, manages midstream energy assets in Pennsylvania, Ohio, and West Virginia and electric generation assets in Pennsylvania, and engages in energy marketing in ten states, the District of Columbia and internationally in France, Belgium, the Netherlands and the UK.

Investor Relations

Brendan Heck, 610-337-1000 ext. 6608

Alanna Zahora, 610-337-1000 ext. 1004

Shelly Oates, 610-337-1000 ext. 3202

Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this communication) other than historical facts are forward-looking statements. The safe harbor provisions under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, do not apply to forward-looking statements made or referred to in this release. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of UGI and AmeriGas, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, the anticipated benefits of the merger. While UGI believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the merger and any recent or future transactions, including certain integration risks relating to the acquisition of Columbia Midstream Group, LLC by UGI Energy Services, LLC; the possible diversion of management time on merger-related issues; local, regional and national economic conditions and the impact they may have on UGI, AmeriGas and their customers; changes in tax laws that impact MLPs and the continued analysis of recent tax legislation; conditions in the energy industry, including cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil as well as increased customer conservation measures; adverse weather conditions; the financial condition of UGI’s and AmeriGas’ customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships; changes in safety, health, environmental and other regulations; liability for uninsured claims and for claims in excess of insurance coverage; domestic and international political, regulatory and economic conditions in the U.S. and in foreign countries, including the current conflicts in the Middle East; foreign currency exchange rate fluctuations (particularly the euro); the timing of development of Marcellus Shale gas production; the results of any reviews, investigations or other proceedings by government authorities; addressing any reviews, investigations or other proceedings by government authorities or shareholder actions, including, but not limited to, pending litigation relating to the merger; the performance of AmeriGas; and the interruption, disruption, failure, malfunction or breach of UGI’s or AmeriGas information technology systems, including due to cyber-attack.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in each of UGI’s and AmeriGas’ Annual Reports on Form 10-K for the fiscal year ended September 30, 2018, and those set forth from time to time in each entity’s filings with the Securities and Exchange Commission, which are available at www.ugicorp.com and www.amerigas.com, respectively. Except as required by law, UGI and AmeriGas expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.